As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-271011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT No. 1

TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PASITHEA THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	85-1591963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Lincoln Road, Suite 500 Miami Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Pasithea Therapeutics Corp. 2021 Stock Incentive Plan

(Full title of the plan)

Dr. Tiago Reis Marques

Chief Executive Officer

1111 Lincoln Road

Suite 500

Miami Beach, FL 33139

(Name and address of agent for service)

Tel: (702) 514-4174

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

James O’Grady, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

EXPLANATORY NOTE

Pasithea Therapeutics Corp. (the “Registrant”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement (File No. 333-271011) filed with the Securities and Exchange Commission on March 30, 2023 (the “Registration Statement”) with respect to up to 781,302 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), to be issued under the Registrant’s 2021 Stock Incentive Plan.

The Registrant is filing this Post-Effective Amendment to the Registration Statement to deregister, as of the date hereof, all Common Stock registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the filing of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 28th day of March, 2024.

PASITHEA THERAPEUTICS CORP.

By:	/s/ Dr. Tiago Reis Marques
Dr. Tiago Reis Marques
Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933.